SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 29, 1999

                              SAFELITE GLASS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

          333-21949                                       13-3386709
   (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                     1105 SCHROCK ROAD, COLUMBUS, OHIO 43229
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                 (614) 842-3000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE

         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.           Other Events


Consummation of Equity Investment

         On January 29, 1999, the Company consummated the issuance and sale of 50,000 shares of Series A Convertible Participating Preferred Stock (the "Series A Convertible Preferred Stock"), at a price of $1000 per share, and received net cash proceeds of $50 million (the "Equity Investment"). The offering of the Series A Convertible Preferred Stock was made in reliance upon exemptions from registration under the Securities Act of 1933, as amended, for an offer and sale of securities which does not involve a public offering. The shares of Series A Convertible Preferred Stock were purchased by existing stockholders of the Company, including affiliates of Thomas H. Lee Company.

Effect of Equity Investment

         Completion of the Equity Investment was carried out in connection with certain terms and conditions of the Company's outstanding 9 7/8% Series C Senior Subordinated Notes due 2006 (the "Series C Notes") and the Company's Credit Agreement, dated December 20, 1996, as amended (the "Bank Credit Agreement"), as explained below.

         Proceeds from Note Offering. As reported in the Company's Report on Form 8-K filed on December 21, 1998, the Company consummated an offering (the "Note Offering") of $55 million aggregate principal amount of the Company's Series C Notes on December 18, 1998. One of the terms of the Note Offering was that the net proceeds from the Note Offering would be held in escrow until the Company received $50 million in net cash proceeds in exchange for the issuance of Qualified Capital Stock (as defined in the Indenture pursuant to which the Series C Notes were issued) which was to be completed by January 29, 1999. Upon completion of the Equity Investment on January 29, 1999, the net proceeds from the Note Offering were released to the Company.

         Effectiveness of Amendment to Bank Credit Agreement. As reported in the Company's Report on Form 8-K filed on December 21, 1998, the Company and the lenders providing senior credit facilities under the Bank Credit Agreement entered into an amendment (the "Amendment") to the Bank Credit Agreement on December 18, 1998, which modified certain covenants in the Bank Credit Agreement and enhanced the Company's likelihood of continued compliance thereunder. One of the terms of the Amendment was that it would cease to be effective after February 3, 1999, if the Equity Investment was not completed by January 29, 1999. Upon completion of the Equity Investment on January 29, 1999, that condition was satisfied and the Amendment remains fully effective.

Use of Proceeds

         Net proceeds of the Note Offering and the Equity Investment were used to repay $61.4 million of term loans and $35.0 million of revolving credit loans under the Bank Credit Agreement, with no reduction to the revolving credit availability. As of January 29, 1999, after completion of the above transactions, the Company had availability under its revolving credit facility of approximately $52.0 million (after giving effect to outstanding letters of credit).

Forward Looking Statements.

         This  report  contains   forward-looking   statements   concerning  the
Company's operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

         Statements contained in this report that are prefaced with the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "designed" and similar expressions, are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. These statements are based on the Company's current expectations and estimates as to prospective events and circumstances about which the Company can give no firm assurance. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made. As it is not possible to predict every new factor that may emerge, forward-looking statements should not be relied upon as a prediction of actual future financial condition or results. These forward-looking statements, like any forward-looking statements, involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include product demand, regulatory uncertainties, the effect of economic conditions, the impact of competitive products and pricing, changes in customers' ordering patterns and costs and expenses associated with any Year 2000 issues associated with the Company, including updating software and hardware and potential system interruptions. The foregoing list should not be construed as exhaustive.

ITEM 7.           Financial Statements and Exhibits

       (a)    Press release of the Company dated February 1, 1999

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SAFELITE GLASS CORP.

Dated: February 1, 1999                          By:  /s/  Douglas A. Herron
                                                 ---------------------------
                                                 Name: Douglas A. Herron
                                                 Title: Chief Financial Officer